Exhibit 99.1


      Wilson Greatbatch Technologies, Inc. Reports First Quarter Results;
                    Company Reports 10% Increase In Earnings

    CLARENCE, N.Y.--(BUSINESS WIRE)--May 11, 2004--Wilson Greatbatch Technologies, Inc. (the "Company") (NYSE: GB) today reported its results for the first quarter ended March 31, 2004.

    Business Summary:
    During the quarter, the Company made progress on all of its 2004 strategic objectives, including:

    -- Signed a development agreement with an additional capacitor customer and commenced product development.
    -- Signed a QHR (formerly referred to as Quasar) high rate battery development agreement with another major CRM customer.
    --  Completed the acquisition of Nanogram Devices Corporation
        ("NDC").
    -- Successfully implemented the ERP business platform for the Electrochem business.
    --  Achieved 18.7% operating margin.

    Net sales totaled $55.5 million during the first quarter of 2004, an increase of 1% over the first quarter of 2003. Net income for the first quarter increased by 10% to $6.6 million from $6.0 million a year ago, and diluted earnings per share increased by 11% to $0.31 compared with $0.28 in the prior year.
    Edward F. Voboril, Chairman, President and Chief Executive Officer commented, "We are pleased with our performance in the first quarter. Our operating margins continued to improve through the effective utilization of our infrastructure. In addition, we completed a number of strategically important initiatives in the quarter. We acquired NDC, a research and development company focused on developing nanoscale materials, and we signed new development contracts for our wet tantalum capacitor and next generation battery technology. These initiatives demonstrate our long-term commitment to our goal of being the leading component supplier to the CRM industry, having the most advanced technology, the highest quality and the lowest cost," Voboril concluded.

    Sales Summary
    The following table summarizes the Company's sales by business unit and major product line for the first quarters in 2004 and 2003 (in thousands):



Business Unit/Product Lines               2004      2003        %
                                         1st Qtr   1st Qtr    Change
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Implantable Medical Components:
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    ICD Batteries                       $ 9,420   $10,760       -12%
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    Pacemaker & Other Batteries           5,689     6,420       -11%
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    ICD Capacitors                        8,408     7,148       +18%
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    Feedthroughs                         13,755    11,173       +23%
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    Enclosures                            5,397     6,934       -22%
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    Other                                 5,609     5,593        +0%
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Total Implantable Medical Components     48,278    48,029        +1%
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Electrochem Power Solutions               7,247     6,829        +6%
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  Total Sales                           $55,525   $54,857        +1%
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    The overall increase in Implantable Medical Components is comprised of a 4% increase in unit volume and a 3% decrease in selling price. The price decrease impacted most product lines. The remaining change in sales reflects strong demand for EMI filtered feedthroughs, the commencement of sales to an additional capacitor customer and normal quarterly sales volume fluctuations.
    The Electrochem Power Solutions increase is a result of higher demand for products used in domestic oceanographic applications and from an increase in international sales of specialty batteries.

    Profit & Loss Summary

    The following table summarizes selected information derived from the condensed consolidated statement of operations for the first quarters in 2004 and 2003 (in thousands):


                                          2004      2003        %
                                        1st Qtr   1st Qtr     Change
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Gross Profit                            $23,175   $22,813        +2%
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Gross Margin                               41.7%     41.6%
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SG&A Expenses                           $ 6,925   $ 7,691       -10%
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SG&A Expenses as % of Sales                12.5%     14.0%
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RD&E Expenses, net                      $ 4,881   $ 4,560        +7%
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RD&E Expenses, net as % of Sales            8.8%      8.3%
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Operating Income                        $10,373   $ 9,677        +7%
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Operating Margin                           18.7%     17.6%
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Effective Tax Rate                         30.5%     31.5%       -1%
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    Gross margin remained relatively flat compared to last year. Electrochem Power Solutions margins improved over last year, reflecting the cost reductions achieved from the consolidation of the Company's two commercial battery manufacturing facilities completed in 2003. However, lower selling prices, medical battery volume and additional manufacturing management personnel offset these cost reductions.
    Lower SG&A expense is primarily is due to cost controls, the timing of certain expenditures, and the elimination of certain general management positions resulting from an internal reorganization from four business units to two business units.
    RD&E expenses include $0.2 million of incremental development costs from the Greatbatch Technologies Advanced Research Lab, which was created from the acquisition of NDC during March, as well as additional RD&E management personnel.
    The income tax rate reduction results primarily from the benefits from various federal and state planning initiatives.
    In the quarter, the Company used approximately $45.4 million in cash (including $0.4 million in direct transaction costs) for the purchase of NDC. The Company obtained an independent valuation of the assets acquired in the acquisition and has preliminarily allocated the purchase price as follows:


Property and equipment                  $   0.7
------------------------------------------------
Other assets/(liabilities)                 (0.9)
------------------------------------------------
Patented/Unpatented Technology             16.5
------------------------------------------------
Deferred taxes                             (5.8)
------------------------------------------------
Goodwill                                   34.9
------------------------------------------------
     Total purchase price               $  45.4
------------------------------------------------


    Pursuant to the valuation, the status of NDC's technology was sufficiently advanced such that technical feasibility requirements were met at the acquisition date; consequently, no in-process R&D charge was recorded.

    Revised 2004 Guidance

    The Company reaffirmed that as a result of the acquisition of NDC, operating expenses (RD&E, SG&A and amortization) will increase by a total of $6-$7 million in 2004. Adjusting for this additional operating expense, and for lowered interest income due to the use of cash, management expects full year 2004 diluted earnings per share to be in the range of $1.14 -$1.22. Our previously reported full year guidance was $1.37 - $1.43.

    Conference Call

    Mr. Voboril and Lawrence P. Reinhold, the Company's Executive Vice President and Chief Financial Officer, will discuss first quarter 2004 financial results in a conference call scheduled for today, Tuesday, May 11, at 5:00 p.m. EDT. The conference call will be webcast live and is accessible through the Company's website at www.greatbatch.com or at CCBN's individual investor center at www.companyboardroom.com. The webcast will also include presentation visuals. The webcast will be archived on both websites for future on-demand replay.

    Forward-Looking Statements

    Some of the statements in this press release, including those statements made under the headings "Revised 2004 Guidance", and other written and oral statements made from time to time by the company and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and involve a number of risks and uncertainties. These statements can be identified by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are based on the Company's current expectations. The Company's actual results could differ materially from those stated or implied in such forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements include, among others, the following matters affecting the
Company: dependence upon a limited number of customers; product obsolescence; inability to market current or future products; pricing pressure from customers; reliance on third party suppliers for raw materials, products and subcomponents; fluctuating operating results; inability to maintain high quality standards for our products; challenges to our intellectual property rights; product liability claims; inability to successfully consummate and integrate acquisitions; unsuccessful expansion into new markets; competition; inability to obtain licenses to key technology; regulatory changes or consolidation in the healthcare industry; and other risks and uncertainties described in the Company's Annual Report on Form 10-K, including Exhibit 99.1 thereto, and in other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

    About Wilson Greatbatch Technologies

    Wilson Greatbatch Technologies, Inc. (NYSE: GB) is a leading developer and manufacturer of batteries, capacitors, precision components and enclosures used in implantable medical devices and other technically demanding applications. The Company has operations in New York, Maryland, Massachusetts, Nevada and Minnesota. Additional information about the Company is available at www.greatbatch.com.




                 Wilson Greatbatch Technologies, Inc.
            Condensed Consolidated Statement of Operations
                              (Unaudited)
                (In thousands except per share amounts)

                                                 Three months ended
                                                       March 31,
                                                    2004      2003

Sales                                             $55,525   $54,857
Cost of sales                                      32,350    32,044
                                                  -------   -------
  Gross profit                                     23,175    22,813
Selling, general and administrative expenses        6,925     7,691
Research, development and engineering costs, net    4,881     4,560
Amortization of intangible assets                     775       815
Other operating expense, net                          221        70
                                                  -------   -------
   Operating income                                10,373     9,677
Interest expense                                    1,160       931
Interest income                                      (313)       (9)
Other expense (income), net                             2       (58)
                                                  -------   -------
   Income before income taxes                       9,524     8,813
Provision for income taxes                          2,905     2,776
                                                  -------   -------
   Net income                                     $ 6,619   $ 6,037
                                                  =======   =======

Diluted earnings per share                        $  0.31   $  0.28

Diluted average shares outstanding                 21,692    21,354





                 Wilson Greatbatch Technologies, Inc.
                 Condensed Consolidated Balance Sheet
                              (Unaudited)
                            (In thousands)

ASSETS                                           March 31, Dec. 31,
                                                   2004      2003
Current assets:
  Cash and cash equivalents                      $ 74,253  $119,486
  Short-term investments                            7,649    11,559
  Accounts receivable, net                         27,491    23,726
  Inventories                                      31,379    28,598
  Prepaid expenses and other current assets         3,426     3,591
  Refundable income taxes                             591       583
  Deferred income taxes                             3,163     3,163
  Asset available for sale                          3,600     3,658
                                                 --------  --------
    Total current assets                          151,552   194,364

Property, plant, and equipment, net                68,129    63,735
Intangible assets, net                             67,161    51,441
Goodwill                                          156,664   119,521
Deferred income taxes                               2,896     2,896
Other assets                                        6,332     6,286
                                                 --------  --------
Total assets                                     $452,734  $438,243
                                                 ========  ========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                               $  5,541  $  4,091
  Accrued expenses and other current liabilities   14,212    18,968
  Current portion of long-term debt                   612       850
                                                 --------  --------
    Total current liabilities                      20,365    23,909

Long-term debt, net of current portion                879       928
Convertible subordinated notes                    170,000   170,000
Deferred income taxes                              15,246     7,251
Other long-term liabilities                           815       815
                                                 --------  --------
    Total liabilities                             207,305   202,903
                                                 --------  --------
Stockholders' equity:
  Preferred stock                                       -         -
  Common stock                                         21        21
  Additional paid-in capital                      211,092   207,969
  Deferred stock-based compensation                (1,017)   (1,185)
  Treasury stock, at cost                               -      (179)
  Retained earnings                                35,333    28,714
                                                 --------  --------
    Total stockholders' equity                    245,429   235,340
                                                 --------  --------
Total liabilities and stockholders' equity       $452,734  $438,243
                                                 ========  ========


    CONTACT: Wilson Greatbatch Technologies, Inc.
             Lawrence P. Reinhold, 716-759-5602
             lreinhold@greatbatch.com
             Anthony W. Borowicz, 716-759-5809
             tborowicz@greatbatch.com